SECURITIES AND EXCHANGE COMMISSION
			    Washington, DC  20549



				  FORM 8-K



			       CURRENT REPORT
		     PURSUANT TO SECTION 13 OR 15(d) OF
		     THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report: (Date of earliest event reported) October 15, 1996



			    CORNING INCORPORATED
	   (Exact name of registrant as specified in its charter)



New York                           1-3247         16-0393470
(State or other jurisdiction       (Commission    (I.R.S. Employer
of incorporation)                  File Number)    Identification No.)



One Riverfront Plaza, Corning, New York              14831
(Address of principal executive offices)             (Zip Code)

(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events

Attached for filing as an exhibit hereto is the item listed in "Item 7 -- Financial Statements, Pro Forma Financial Information and Exhibits" below. Such item is being filed in connection with the offering by Corning Incorporated of $500,000,000 aggregate principal amount of its Medium-Term Notes due from 9 months to 30 years from Date of Issue.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.


Exhibits:

The Registrant's press release of October 15, 1996.

      4                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



						       CORNING INCORPORATED
						       Registrant



Date:  October 15, 1996                 By   /s/   KATHERINE A. ASBECK
						   Katherine A. Asbeck
						   Chief Accounting Officer

							 Kathryn C. Littleton
							       (607) 974-8206
							      Paul A. Rogoski
							       (607) 974-8832

IMMEDIATE RELEASE
 October 15, 1996


	     Corning Incorporated Reports Third Quarter Results
	  Earnings from Continuing Operations Increase 11 Percent;
		    Performance Reflects Sustained Growth
	     In Communications and Specialty Materials Segments

     CORNING, N.Y., October 15 - Corning Incorporated (NYSE:GLW) said today that its 1996 third quarter net income from continuing operations totaled $95.2 million, or $0.42 per share, an increase of 11 percent over adjusted third quarter 1995 earnings of $0.38 per share.
     Third quarter sales from continuing operations totaled $910.2 million, an increase of 9 percent over adjusted 1995 levels.
     Adjustments to the 1995 results relate to the previously announced change to Corning's accounting calendar, effective January 1, 1996.
     Corning Board Chairman and Chief Executive Officer Roger G. Ackerman said, "Our results clearly demonstrate the strategy we have implemented for our core businesses is on track. The Opto-Electronics businesses - optical fiber, cable and associated components -- and the Specialty Materials businesses -- ceramics, polymers and specialty glass products -- have been strong all year."
     "Consumer is showing improvement, although not up to plan," noted Mr. Ackerman. "In the Information Display business, soft markets combined with aggressive development and expansion plans have resulted in substantially lower earnings than year earlier levels.



				   -more-

				     -2-
     "As we move through the next quarter, we believe the company is poised to meet our objectives," said Ackerman, "And, that our operating environment is structured to support a continuous growth strategy."
     Earnings from equity companies increased significantly from adjusted 1995 levels due to strong performance by the optical fiber equity companies in Europe and Australia and by Samsung-Corning Company, Ltd., in South Korea.
     On May 14, 1996, Corning announced a plan to spin-off its Health Care Services Segment and, therefore, in the second quarter, Corning began to account for its Health Care Services segment as a discontinued operation.
The company said it is on track to complete the spin-off transaction by the end of this year.
     As previously announced, the company recorded a third-quarter after-tax charge from discontinued operations totaling $115.0 million. The charge relates primarily to the establishment of additional reserves at Corning Clinical Laboratories (CCL) for claims relating to billing practices of certain clinical laboratories acquired by CCL in 1993 and 1994.
     Commenting on the Health Care Segment, Mr. Ackerman said, "Excluding the special charge, operating results of CCL have begun to stabilize and Corning Pharmaceutical Services continues on its growth pace."
     For the third quarter 1996, including the loss from discontinued operations, Corning recorded a net loss of $19.8 million, or $0.09 per share.

				   -more-


     Established in 1851, Corning Incorporated creates leading-edge technologies for the fastest growing segments of the world's economy. Corning manufactures optical fiber, cable and components, high-performance glass and components for televisions, and other electronic displays for communications and communications-related industries; advanced materials for the scientific, life sciences and environmental markets; and consumer products. Corning's total revenues from continuing operations in 1995 were $3.3 billion.




				    -30-

Investor Relations Contact:                 Richard B. Klein (607) 974-8313
					    Katherine M. Dietz (607) 974-8217



Editors' Notes:
 . Corning's continuing operations include its Communications, Specialty
  Materials and Consumer Products segments.
 . As previously announced on May 14, 1996, Corning is pursuing the simultaneous spin-off of its Health Care Services segment (clinical laboratory and pharmaceutical services businesses) in a transaction expected to be completed by year-end. As a result of the planned spin-off, the Health Care Services segment is reported as a discontinued operation.
 . Corning discontinued recognition of equity earnings from Dow Corning
  Corporation in the second quarter of 1995.
 . Effective January 1, 1996, Corning made several changes to its accounting calendar to make Corning's results more comparable with other companies and to enable Corning to report results of certain subsidiaries on a more current basis.

Corning Incorporated and Subsidiary Companies
Consolidated Statements of Income
(Unaudited; in millions, except per-share amounts)


			      Nine Months   Forty  Three Months  Sixteen
				 Ended   Weeks Ended   Ended   Weeks Ended
				Sept.30,   Oct. 8,   Sept. 30,   Oct. 8,
				  1996      1995       1996       1995
			       ---------  --------  ---------   --------
Revenues
 Net sales                      $2,661.5   $2,442.6  $ 910.2    $1,045.6
 Royalty, interest, and
   dividend income                 24.0       22.9       9.0        8.3
				 -------    -------   -------    -------
				2,685.5    2,465.5     919.2    1,053.9

Deductions
 Cost of sales                  1,636.9    1,512.2     551.2      645.0
 Selling, general and
   administrative expenses        470.1      413.8     163.3      172.8
 Research and development
   expenses                       137.5      130.4      47.3       53.0
 Provision for restructuring and
    other special charges                     26.5
 Interest expense                  53.8       52.8      17.8       21.2
 Other, net                        19.7       17.7       8.5        8.0
				 -------    -------   -------   -------

Income from continuing
  operations before  taxes
    on income                     367.5      312.1     131.1      153.9
Taxes on income from continuing
  operations                      123.1       92.9      43.9       45.0
				 ------     -------   -------   -------
Income from continuing
  operations before minority
  interest and equity earnings    244.4      219.2      87.2      108.9
Minority interest in earnings
   of subsidiaries                (41.0)     (51.4)    (13.0)     (23.1)
Dividends on convertible
  preferred securities of
  subsidiary                      (10.3)     (10.5)     (3.4)      (4.2)
Equity in earnings (losses) of
  associated companies:
 Other than
    Dow Corning Corporation        58.5       48.9      24.4       19.5
 Dow Corning Corporation                    (348.0)
				  ------     -------   ------    -------
Income (loss) from continuing
  operations                      251.6     (141.8)     95.2      101.1
Income (loss) from discontinued
  operations, net of
  income taxes                   (162.6)       7.5    (115.0)     (17.6)
				  -------    -------   -------   -------

Net Income (Loss)               $  89.0    $(134.3)  $ (19.8)   $  83.5
				 =======    =======   =======   =======

Per Common Share:
 Continuing operations          $  1.10    $  (0.63) $   0.42   $  0.45
 Discontinued operations          (0.72)       0.03     (0.51)    (0.08)
				 -------    -------   -------   --------
Net Income (Loss)               $  0.38    $  (0.60) $  (0.09)  $  0.37
				 =======    =======   =======   ========
Dividends Declared              $  0.54    $   0.54  $   0.18   $  0.18
				 =======    =======   =======   ========

Weighted Average
  Shares Outstanding              227.4      226.5     227.4      227.2
				 ======     =======   =======   =======


The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Condensed Consolidated Balance Sheets
(In millions)
			       September 30, 1996  Dec. 31, 1995
			      ------------------  -------------
				  (Unaudited)

	 Assets

Current Assets
  Cash and short-term investments   $ 127.5        $ 187.6
  Receivables, net                    545.8          479.5
  Inventories                         504.0          426.5
  Deferred taxes on income and
     other current assets             122.9          102.8
				    --------       --------
				    1,300.2        1,196.4

 Investments                          349.4          364.9

 Plant and Equipment, net           1,848.7        1,599.6

 Intangible Assets, Net               342.2          330.8

 Goodwill and Other Intangibles
   Assets, net                        271.9          305.3

 Other Assets
				    1,616.3        1,664.7
				   --------        --------

				    $5,728.7       $5,461.7


     Liabilities and Stockholders' Equity

Current Liabilities
  Loans payable                     $ 427.8        $ 143.1
  Accounts payable                    159.2          202.6
  Other accrued liabilities           452.7          396.3
				    --------       --------
  Total current liabilities         1,039.7          742.0

 Other Liabilities                    637.2          618.3
 Loans Payable Beyond One Year      1,278.3        1,340.0
 Minority Interest in
   Subsidiary Companies               311.5          269.8
 Convertible Preferred
  Securities of Subsidiary            365.0          364.7
 Convertible Preferred Stock           22.7           23.9
 Common Stockholders' Equity        2,074.3        2,103.0
				   ---------       -------
				    $5,728.7       $5,461.7
				    ========       ========
The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Notes to Consolidated Financial Statements
Quarter 3, 1996


(1) Earnings per common share are computed by dividing net income less dividends on Series B convertible preferred stock by the weighted average number of common shares outstanding during the period. The weighted average shares outstanding was 227.4 million for the third quarter and third quarter year-to-date 1996 and 227.2 million and 226.5 million, respectively, for the same periods in 1995. Series B preferred dividends amounted to $0.5 million and $1.5 million in the third quarter and third quarter year-to-date, respectively, in both 1996 and 1995.

(2) Depreciation and amortization charged to continuing operations during the third quarter year-to-date of 1996 and 1995 totaled $212.1 million and $185.2 million, respectively.

(3) Corning's effective tax rate for continuing operations was 33.5% for the third quarter and third quarter year-to-date 1996, respectively. Excluding the impact of the second quarter 1995 restructuring charge, the effective tax rate was 29% and 30.5% for the third quarter and third quarter year-to-date 1995. The lower 1995 rate was due to a higher percentage of Corning's earnings being from consolidated entities with lower effective tax rates.

(4) Effective January 1, 1996, Corning made several changes to its accounting calendar to make Corning's results more comparable with other companies and to enable Corning to report results of certain subsidiaries on a more current basis.

     Third quarter and third quarter year-to-date 1995 financial statements were not restated for the calendar change. The following table presents unaudited pro forma results for the third quarter and third quarter year-to-date 1995 as if this change had occurred at the beginning of 1995 (in millions, except per-share amounts):

					 Three              Nine
				     Months Ended        Months Ended
				  September 30, 1995  September 30, 1995
				   ------------------ ------------------

     Sales                               $834.5        $2,403.3
					======         ========

     Net income (loss)
	Before Dow Corning
	  Corporation and restructuring  $ 84.3        $ 221.1
	Equity in losses of
	   Dow Corning Corporation                      (348.0)
	Provision for restructuring                      (16.1)
					 -----          ------
	Continuing operations              84.3         (143.0)
	Discontinued operations           (21.3)           8.2
					 ------         ------

     Net income (loss)                   $ 63.0        $(134.8)
					 ======         =======

     Net income (loss) per common share
	Before Dow Corning
	  Corporation and restructuring  $ 0.38        $  0.98
	Equity in losses of
	  Dow Corning Corporation                        (1.54)
	Provision for restructuring                      (0.07)
					 -----          ------
	Continuing operations              0.38          (0.63)
	Discontinued operations           (0.10)          0.03
					 ------         ------

     Net income (loss) per common share  $ 0.28        $ (0.60)
					 ======         ======

(5) On May 15, 1995, Dow Corning Corporation (a 50%-owned equity company) voluntarily filed for protection under Chapter 11 of the United States Bankruptcy Code. As a result of this action, Corning recorded an after-tax charge of $365.5 million, or $1.62 per share, in the second quarter of 1995 to fully reserve its investment in Dow Corning Corporation.

     Corning also discontinued recognition of equity earnings from Dow Corning Corporation beginning in the second quarter of 1995. Corning recognized equity earnings from Dow Corning Corporation of $17.5 million in the first quarter of 1995.

(6) In the second quarter of 1995, Corning recorded a restructuring charge in continuing operations totaling $26.5 million ($16.1 million after tax) or $0.07 per share.

(7) In May 1996, Corning's Board of Directors approved a plan to distribute to its shareholders on a pro rata basis all of the shares of Corning Clinical Laboratories Inc. and Corning Pharmaceutical Services Inc.
    (the"Distributions"). The result of the plan will be the creation of two independent, publicly-owned (but as yet unnamed) companies. Corning has submitted to the Internal Revenue Service a request for a ruling that the Distributions will qualify as tax-free distributions under the Internal Revenue Code of 1986. The final terms of the Distributions, which are subject to approval by Corning's Board of Directors, will be set forth in registration statements to be filed with the Securities and Exchange Commission and in an Information Statement to be distributed to Corning's shareholders. The Distributions are expected to occur by the end of 1996.

     As a result of the plan to distribute the clinical-laboratory and pharmaceutical-services businesses, Corning's consolidated financial statements and notes report these businesses, which comprised Corning's Health Care Services segment, as discontinued operations. Prior period financial statements have been restated accordingly.

     During the third quarter, Corning recorded a loss in discontinued operations totaling $115 million after-tax. The loss related primarily to a charge taken by Corning Clinical Labs (CCL) to increase reserves related to certain government investigations of billing practices of certain clinical laboratories acquired by CCL in 1993 and 1994.

     As disclosed in Corning's 1995 Annual Report on Form 10-K, government investigations of certain practices by clinical laboratories acquired in recent years are ongoing. In the second quarter 1996, the U.S. Department of Justice (DOJ) notified Corning Clinical Labs (CCL) that it has taken issue with certain payments received by Damon Corporation from federally-funded healthcare programs prior to its acquisition by Corning. As a result, in the second quarter 1996, CCL increased its reserves by $37 million after tax.

     During the third quarter, CCL management met with the government several times to evaluate the substance of the government's allegations. As a result of these discussions, CCL, on behalf of its Damon subsidiary, has reached a settlement agreement with the DOJ which will cause CCL to pay $119 million to the government. As a result of this settlement agreement, CCL management has reassessed the level of reserves recorded for other asserted and unasserted claims related to the Damon and other similar government investigations, the most significant of which is the investigation of billing practices by Nichols Institute prior to its acquisition by Corning in 1994.

     Corning will agree to indemnify CCL for the settlement of certain governmental claims pending at the Distribution date. Although management believes that established reserves should be sufficient to pay other asserted and unasserted claims, it is possible that the final resolution of these matters could be in excess of established reserves by an amount which could be material to Corning's results of operations and cash flows in the quarter in which any such claim is settled. Corning does not believe that these issues will have a material adverse impact on Corning's overall financial condition.

     The loss from discontinued operations in the third quarter year-to-date 1996 totaled to $162.6 million. It includes the $115 million third quarter after-tax charge discussed above and a $56.8 million after-tax charge recorded in the second quarter offset by $9.2 million of income recognized in the first quarter. The second quarter charge includes the estimated costs related to the Distributions and a charge to increase reserves for government claims, offset by the estimated results of operations of the businesses to be distributed from April 1, 1996, through December 31, 1996, the anticipated date of the Distributions. Income from discontinued operations for the third quarter year-to-date 1995 includes an after-tax restructuring charge of $24.4 million recorded in the second quarter 1995.